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                                EXHIBIT 23.1 (b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the Incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Stock Incentive Plan of Uproar Inc. of our report dated August 4, 1999 and December 16, 1999, with respect to the consolidated financial statements of Uproar Inc. included in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.



KPMG Hungaria Kft.


Budapest, Hungary
July 12, 2000